                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



    Date of Report (Date of earliest event reported)     September 28, 1995
                                                      -----------------------



                       BURNHAM PACIFIC PROPERTIES, INC.
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             (Exact name of Registrant as specified in its Charter)


                                  California
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                 (State or other jurisdiction of incorporation)


              1-9524                                 33-0204162
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     (Commission File Number)            (IRS Employer Identification No.)


   610 West Ash Street, San Diego, California             92101
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    (Address of principal executive offices)            (Zip Code)


Registrant's telephone number, including area code:        (619) 232-2001
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         (former name of former address, if changed since last report.)
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ITEM 5. OTHER EVENTS
--------------------

On September 28, 1995 the Corporation issued the following press release:

     SAN DIEGO, September 28, 1995 -- Burnham Pacific Properties, Inc. (NYSE:BPP), a San Diego-based equity real estate investment trust (REIT), today announced the execution and delivery of definitive documents relating to its acquisition of a portfolio of retail properties in northern California from The Martin Group, a San Francisco-based real estate development company. Also announced today by Burnham Pacific is the appointment of Daniel B. Platt as Chief Financial Officer/Chief Administrative Officer and James M. Kessler as Director of Development, effective October 1, 1995, concurrently with the previously announced appointment of J. David Martin as the Company's new President and Chief Executive Officer.

     The acquired northern California portfolio includes one completed and 97% leased project, and five to-be-built properties, the first of which is scheduled to commence construction this October. Upon completion of construction, the portfolio is estimated to have a value of approximately $200 million. Burnham Pacific's acquisition price of each property is to be based upon capitalizing actual stabilized net operating income to yield 10%, with The Martin Group receiving primarily equity interests convertible into Burnham Pacific common stock at $16 per share. Burnham Pacific anticipates that, following completion and occupancy, each of these six acquisitions will be accretive to the Company's per share funds from operations *(FFO). Some of the documents relating to today's acquisitions are being held in escrow pending receipt of third-party consents.

     The acquisition of The Martin Group properties expands Burnham Pacific's presence in the San Francisco Bay Area and marks the beginning stage of the Company's goal of becoming the dominant retail REIT in California. In support of this goal, the Company plans to redeploy capital from certain non-strategic assets into retail assets which fit the Company's long-term investment criteria. The Company's future growth plans call for intensive management of core properties, and rehabilitation, acquisition, and development of community, promotional and entertainment centers in urban regions within California.

     J. DAVID MARTIN
     ---------------

     On September 12, 1995, the Company announced the appointment, effective October 1, 1995, of J. David Martin as President, Chief Executive Officer and Director of Burnham Pacific. J. David Martin is the founder and Chairman of The Martin Group, a full-service real estate company with experience in land, retail, research, office and residential. During his 11-year tenure as President, Martin was responsible for the development of over 6.5 million square feet of properties valued at over $1 billion. The San Francisco Business Times recently ranked The Martin Group as the most active developer in the region. Prior to forming The Martin Group, Martin worked at Union Bank from 1979-1981 managing one of its Real Estate Loan Centers. At Union Bank, Martin achieved the title of Vice President/Manager and a seat on the Bank's real estate loan committee.

     DANIEL B. PLATT
     ---------------

     Daniel B. Platt will assume the roles of Chief Financial Officer and Chief Administrative Officer. Platt's professional career has spanned 26 years and has been almost entirely devoted to real estate finance. Prior to his appointment as BPP's new CFO/CAO, Platt was involved for the past two years in real estate consulting and merchant banking. Previously, Platt held executive management positions at three major California banks. Most recently Platt was Group Executive Vice President of Bank of America with responsibility for merging the real estate lending activities of the Bank of America and Security Pacific.

     In late 1990, Platt joined Security Pacific as Executive Vice President responsible for creating a new real estate workout group within Security Pacific Corporation to deal with the restructure and/or disposal of troubled real estate assets in California, Arizona, the eastern United States, the United Kingdom, and Australia. In early 1991, Platt was named Vice Chairman of the Real Estate Industries Group, where he assumed additional corporate management responsibility for all real estate activities and was named a member of Security Pacific Bank's Executive Management Committee.

     Platt's banking career began in 1969 when he joined Union Bank. In 1979, he was named Manager at Union Bank's Beverly Hills Real Estate Loan Center. In 1983, Platt was named Senior Vice President and Manager of Union Bank's Real Estate Industries Group, assuming overall management responsibility for the Bank's real estate loan portfolio and chairing the Bank's Real Estate Loan Committee. In 1987, Platt became a member of the Bank's Executive Management Committee and was named Executive Vice President and Manager of Union Bank's Commercial Banking Group.

     JAMES M. KESSLER
     ----------------

     The Board of Directors also appointed James M. Kessler to the position of Director of Development, in charge of overseeing Burnham Pacific's new development plans in the Bay Area as well as rehabilitation projects of existing properties in the Burnham Pacific portfolio.

     Kessler's professional career has spanned 19 years and has been devoted almost entirely to the marketing and development of retail real estate. His real estate development experience includes the completion of over 45 centers, consisting of over 8.5 million square feet, and the current development of the portfolio of properties being acquired by Burnham Pacific. Since 1990, Kessler has served as Executive Vice President of The Martin Group, with overall responsibility for the company's retail developments. Between 1985 and 1990, Kessler served as Director of Marketing for Transpacific Development Company with overall responsibility for the marketing of the company's northern California portfolio valued in excess of $500 million. From 1980 to 1985, Kessler served as Director of Retail Property Marketing for Sutter Hill Limited with the overall responsibility for marketing of all retail projects in the Western U.S. From 1976 to 1980, Kessler worked as a commercial real estate broker for Grubb & Ellis and Terranomics.

     MACFARLANE PARTNERS, L.P. TRANSACTION
     -------------------------------------

     The previously announced letter of intent from MacFarlane Partners, L.P., a $1.7 billion real estate management firm, to make a $50 million equity investment on behalf of one of its institutional clients in a joint venture with BPP, is still in the negotiation stage. The transaction under discussion would involve one of the Company's existing assets and one of the newly acquired development properties, both of which would be valued so as to yield 9.5% to the joint venture. The investment would be used both to pay off debt on the existing asset and to build the development property. The investment would be convertible into common stock of the Company by either the Company or MacFarlane under certain conditions, at $16 per share, and upon conversion would represent approximately 15% of the Burnham Pacific common stock outstanding. It is contemplated that upon consummation of the investment, Victor MacFarlane, principal of MacFarlane Partners, L.P., will be elected to the Burnham Pacific Board of Directors.


     Founded in 1963, Burnham Pacific Properties is the owner of commercial real estate properties in San Diego, Los Angeles, Orange and Santa Clara counties.

____________

*The National Association of Real Estate Investment Trusts (NAREIT) defines Funds From Operations (FFO) as net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 BURNHAM PACIFIC PROPERTIES, INC.

Date:  10/10/95                  By:  //Jeffrey R. Fisher//
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                                      Jeffrey R. Fisher, Vice President/Finance